EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 33-83156, 333-92791, 333-50924 and 333-74260.

ARTHUR ANDERSEN LLP

Orange County, California
May 13, 2002